Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This subscription (this “Subscription”) is dated March 13, 2006, by and between                      (“Buyer”) and Primus Telecommunications Group, Incorporated (“Seller” or “Company”), whereby the parties agree as follows:

1.	Subscription.

a)	Buyer agrees to buy and Seller agrees to sell and issue to Buyer 6,666,667 shares of common stock, $.01 par value per share, of Seller (the “Common Stock”) for an aggregate purchase price of $5,000,000 (the “Purchase Price”). The shares of Common Stock to be issued to Buyer are hereinafter referred to as the “Shares”.

b)	The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-3, File No. 333-110241 (the “Registration Statement”), which Registration Statement has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof.

c)	On March 15, 2006 (the “Closing Date”), Buyer shall wire the Purchase Price to Seller pursuant to the wire instructions set forth on the signature page hereto. Seller shall deliver to Buyer physical stock certificates representing the Shares no later than one (1) business day after the Closing Date, at the address set forth on the signature page to this Subscription. The Shares shall be unlegended and free of any resale restrictions.

2. Seller Representations and Warranties. Seller represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Seller’s certificate of incorporation or by-laws, or (ii) any material agreement to which Seller is a party or by which any of its property or assets is bound; (d) the Shares have been duly authorized for sale and issuance, and when issued and delivered by Seller against payment therefor pursuant to this Subscription, will be validly issued, fully paid and nonassessable; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus contained in the Registration Statement, as amended or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

3. Buyer Representations, Warranties and Acknowledgments. Buyer represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Buyer’s charter documents, or (ii) any material agreement or any law or regulation to which Buyer is a party or by which any of its property or assets is bound; (d) prior to the execution hereof, Buyer has received in portable document format (i) Seller’s Preliminary Prospectus Supplement, dated March 10, 2006 (the “Preliminary Prospectus Supplement”), and the accompanying Prospectus, dated January 16, 2004, (the “Prospectus”) and (ii) Seller’s Prospectus Supplement (the “Prospectus Supplement”), dated March 13, 2006 and the Prospectus, in each case, prior to or in connection with the receipt of this Subscription and relating to Seller’s sale of the Shares; and (e) except as set forth immediately below, neither Buyer nor any affiliate of Buyer is a “beneficial owner” (as defined in Rule 13d-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of shares of Seller’s Common Stock or securities that are convertible into shares of Seller’s Common Stock, other than the Shares purchased pursuant to this Subscription. As of the date of this Subscription, neither Buyer nor any affiliate of Buyer has any intention of acquiring any shares of Seller’s Common Stock, or securities convertible into shares of Seller’s Common Stock, other than the Shares purchased by Buyer pursuant to the terms of this Subscription.

SHARES OF SELLER’S COMMON STOCK AND SECURITIES CONVERTIBLE INTO SHARES OF SELLER’S COMMON STOCK BENEFICIALLY OWNED BY SELLER:

TITLE:	AMOUNT:

4.	Miscellaneous.

a)	No offer by Buyer to buy Shares will be accepted and no part of the Purchase Price will be delivered to Seller until Seller has accepted such offer by countersigning a copy of this Subscription, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to Seller sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest in response to Buyer signing this Subscription will involve no obligation or commitment of any kind until this Subscription is accepted and countersigned by Seller and notice of such acceptance has been sent as aforesaid.

b)	This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

c)	This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

d)	The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

e)	All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To Seller: as set forth on the signature page hereto.

To Buyer: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

f)	This Subscription shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Subscription.

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

AGREED AND ACCEPTED:

SELLER:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
Name:
Title:

Address for Notice:

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

Telephone: (703) 902-2800

Facsimile: (703) 902-2814

Attention: Chief Financial Officer, Thomas R. Kloster

E-mail: tkloster@primustel.com

Wire Instructions:

RECEIVING BANK

NAME:

ABA #:

ACCOUNT #:

ACCOUNT NAME:

BUYER:

By:
Name:
Title:

Address	for Notice:

Facsimile:

Attention:

SSN or Tax ID No.: